Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                               -------------------

                            OAKWOOD HOMES CORPORATION
             (Exact name of registrant as specified in its charter)


            NORTH CAROLINA                            56-0985879
              (State or other jurisdiction            (I.R.S. Employer
            of incorporation or organization)       Identification Number)

     7800 McCloud Road, Greensboro, North Carolina                   27409-9634
          (Address of Principal Executive Offices)                 (Zip Code)



               SCHULT HOMES CORPORATION 1995 SHARE INCENTIVE PLAN
                        (130,817 SHARES OF COMMON STOCK)
                  AND STOCK OPTION AGREEMENT WITH MICHAEL WOLF
                          (5,433 SHARES OF COMMON STOCK)
                            (Full title of the Plan)

                                Myles E. Standish
                            Oakwood Homes Corporation
                                7800 McCloud Road
                              Post Office Box 27081
                      Greensboro, North Carolina 27425-7081
                     (Name and address of agent for service)

                                 (336) 664-2400
          (Telephone number, including area code, of agent for service)

                          ----------------------------



                         CALCULATION OF REGISTRATION FEE
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======================== ======================== ==================== ======================== ====================
                                                   Proposed Maximum       Proposed Maximum
  Title of Securities           Amount to           Offering Price            Aggregate              Amount of
   to be Registered           be Registered           Per Share*           Offering Price*       Registration Fee
======================== ======================== ==================== ======================== ====================

    $.50 Par Value
     Common Stock            136,250 shares             $21.48               $2,927,246               $863.54
======================== ======================== ==================== ======================== ====================
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* Registration fee calculated pursuant to Rule 457(b)(1) and based on a weighted average option exercise price of $21.48.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Oakwood Homes Corporation (the "Company") with the Securities and Exchange Commission, Commission file number 1-7444, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

         (b) Amendment No. 1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 on Form 10-K/A filed April 9, 1998.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.

         (d)      The Company's Current Report on Form 8-K dated April 1, 1998.

         (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 26, 1974, as amended by Amendment No. 1 to Form 8-A dated July 8, 1974, and as further amended in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity and legality of the Oakwood Common Stock offered hereby have been passed upon for Oakwood by Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. Clarence W. Walker, a partner of the firm of Kennedy Covington Lobdell & Hickman, L.L.P., is a member of the Board of Directors of Oakwood. At April 17, 1998, Mr. Walker and other partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 45,056 shares of Oakwood Common Stock.

Item 6.  Indemnification of Directors and Officers.

         The North Carolina Business Corporation Act contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions the availability or requirements of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The Bylaws of the Company provide for indemnification of directors to the fullest extent permitted by law.

         The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          5           Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

         23.1         Consent of Price Waterhouse LLP.

         23.2         Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                      (contained in Exhibit 5).

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on the 22nd day of April, 1998.

                                    OAKWOOD HOMES CORPORATION

                                    By:/s/  C. Michael Kilbourne
                                       C. Michael Kilbourne
                                       Executive Vice President, Chief Financial
                                       Officer and Assistant Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


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

Signature                                                      Title                                       Date
---------                                                      -----                                       ----



/s/ Nicholas J. St. George                            Director and Chairman, President and             April 24, 1998
--------------------------------------------
Nicholas J. St. George                                Chief Executive Officer (Principal
                                                      Executive Officer)



/s/ C. Michael Kilbourne                              Director and Executive Vice President and        April 24, 1998
--------------------------------------------
C. Michael Kilbourne                                  Chief Financial Officer (Principal
                                                      Financial Officer)



/s/ Dennis I. Meyer                                   Director                                         April 24, 1998
--------------------------------------------
Dennis I. Meyer



/s/ Kermit G. Phillips, II                            Director                                         April 24, 1998
--------------------------------------------
Kermit G. Phillips, II



--------------------------------------------          Director
Roger W. Schipke



/s/ Lanty L. Smith                                    Director                                         April 24, 1998
--------------------------------------------
Lanty L. Smith




/s/ Sabin C. Streeter                                 Director                                         April 24, 1998
--------------------------------------------
Sabin C. Streeter



Signature                                                      Title                                       Date
---------                                                      -----                                       ----

/s/ Francis T. Vincent, Jr.                           Director                                         April 24, 1998
--------------------------------------------
Francis T. Vincent, Jr.



/s/ Clarence W. Walker                                Director                                         April 24, 1998
--------------------------------------------
Clarence W. Walker



--------------------------------------------          Director
H. Michael Weaver



--------------------------------------------
/s/ Douglas R. Muir                                   Senior Vice President, Treasurer and             April 24, 1998
Douglas R. Muir                                       Secretary (Principal Accounting Officer)




--------------------------------------------          Director
William G. Edwards


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    EXHIBITS
                                     Item 8

                                    FORM S-8
                             REGISTRATION STATEMENT

                            OAKWOOD HOMES CORPORATION
                          Commission File Number 1-7444


         Exhibit                    Description

           5              Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

          23.1            Consent of Price Waterhouse LLP

          23.2            Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                          (contained in Exhibit 5).